Exhibit 10.86

EXECUTION VERSION

AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT

Dated as of February 27, 2013

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among GTAT CORPORATION, a Delaware corporation (the “U.S. Borrower”), GT ADVANCED TECHNOLOGIES LIMITED, a company incorporated under the laws of Hong Kong (the “Hong Kong Borrower”), GT ADVANCED TECHNOLOGIES INC. (“Holdings”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)                                 The Borrowers, the Lenders, the Agent and certain other parties have entered into a Credit Agreement dated as of January 31, 2012 (as amended by Amendment No. 1 dated as of September 24, 2012 and as otherwise amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)                                 The Borrowers, Holdings, the Agent and the Required Lenders (the Lenders signing this Amendment being the “Consenting Lenders”) have agreed to amend the Credit Agreement as hereinafter set forth, and the Borrower has agreed to permanently reduce the U.S. Revolving Credit Commitment to $0 (the “U.S. Revolver Reduction”) and to permanently reduce the Hong Kong Revolving Credit Commitment to $125,000,000 (the “HK Revolver Reduction” and, together with the U.S. Revolver Reduction and any Term Loan Reduction, the “Facilities Reduction”).

SECTION 1.                            Amendments to Credit AgreementThe Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a)                                 The definition of “Applicable Fee Rate” contained in Section 1.01 is amended by deleting the number “0.50” and inserting in its place the number “0.75”

(b)                                 The definition of “Applicable Rate” contained in Section 1.01 is amended and restated in its entirety as follows:

“Applicable Rate” means in respect of the Term Loan Facility and either Revolving Credit Facility, (a) during the Waiver Period, (i) 3.50% per annum for Base Rate Loans and (ii) 4.50% per annum for Eurodollar Rate Loans and (b)

after the Waiver Period, (i) 2.75% for Base Rate Loans and (ii) 3.75% for Eurodollar Rate Loans.

(c)                                  The definition of “Consolidated EBITDA” contained in Section 1.01 is amended as follows:

(i)                                                 by inserting in the beginning of clause (a)(iv), “for any measurement period ending after the expiration of the Waiver Period,”

(ii)                                              by inserting in the beginning of clause (a)(v), “for any measurement period ending after the expiration of the Waiver Period,”

(iii)                                           by inserting in the beginning of clause (a)(ix), “for any measurement period ending after the expiration of the Waiver Period,”

(iv)                                          by deleting the word “and” preceding clause (ix) and inserting a “,” in its place

(v)                                             by adding a new clause (x) immediately after clause (ix) as follows:

“ (x) for any measurement period ending during the Waiver Period, if any of the actions set forth on Schedule 1.01A have been taken, charges and expenses arising from such actions, in an amount not to exceed 10% of the absolute value (i.e., whether negative or positive) of Consolidated EBITDA for such measurement period as calculated before giving effect to any adjustment under this clause (x),”

(vi)                                          by adding a new clause (xi) immediately after clause (x) as follows:

“ (xi) for any measurement period ending during the Waiver Period, non-cash asset impairment charges, including the write-down of, or impairment charges with respect to, goodwill and other intangibles,”

(vii)                           by adding a new clause (xii) after clause (xi) prior to the word “minus” as follows”

“and (xii) for any measurement period ending during the Waiver Period, accruals related to the termination of leases in connection with the Specified Dispositions not to exceed $10,000,000 in the aggregate for the term of the Waiver Period (which shall not be added back in any such future period if such accrual becomes a cash item),”

(viii)                        by inserting in the beginning of clause (b)(ii), “for any measurement period ending after the expiration of the Waiver Period,”

(ix)                              by inserting in the beginning of clause (b)(iv), “for any measurement period ending after the expiration of the Waiver Period,”

(x)                                 by inserting in the beginning of clause (b)(v), “for any measurement period ending after the expiration of the Waiver Period,”

(xi)                              by inserting in the beginning of clause (b)(vi), “for any measurement period ending after the expiration of the Waiver Period,”

(d)                                 The definition of “Extraordinary Receipt” contained in Section 1.01 is amended by restating the definition in its entirety to read as follows:

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including proceeds of insurance (other than casualty insurance and business interruption insurance), pension plan reversions and indemnity payments, but excluding proceeds of Involuntary Dispositions, casualty insurance and condemnation awards.

(e)                                                                The definition of “Net Cash Proceeds” is amended by (i) inserting in clause (a) thereof after the phrase “Extraordinary Receipt” the phrase “or proceeds of Involuntary Dispositions, casualty insurance or condemnation awards” and (ii) inserting in clause (b) thereof after the word “Indebtedness” the phrase “or Equity Interests (but excluding issuances of Equity Interests to any Loan Party or any Subsidiary thereof)”.

(f)                                   The definition of “Permitted Reorganization” is hereby amended by inserting after the words “ ‘Permitted Reorganization’ means” the phrase “, at any time after termination of the Waiver Period (but not during the Waiver Period)”.

(g)                                  Section 1.01 is further amended by inserting the following definitions in the appropriate alphabetical position therein:

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of February 27, 2013.

“Amendment No. 2 Effective Date” means the date of satisfaction of the conditions precedent to effectiveness set forth in Section 3 of Amendment No. 2.

“HK Revolver Reduction” means a voluntary reduction by the Hong Kong Borrower of the Hong Kong Revolving Credit Commitments, to $125,000,000 in the aggregate, effective as of the Amendment No. 2 Effective Date.

“Liquidity” means, as of any date, the difference between (a) unrestricted cash of the Borrowers and the Guarantors as of such date, with respect to which cash (i) the Collateral Agent has a perfected Lien for the benefit of the Secured Parties, (ii) any Borrower or Guarantor has full legal title, (iii) no escrow or similar arrangement is in place and (iv) no party (other than, so long as no rights of exclusive control shall have been exercised by the Collateral Agent, such Borrower or Guarantor) has any rights superior to the Lien of the Collateral Agent, and which, in the case of cash of any U.S. Loan Party, shall be in an account subject to a control agreement with the Collateral Agent minus (b) the outstanding principal amount of Revolving Credit Loans as of such date.

“Non-U.S. Hong Kong Loan Party” means any Hong Kong Loan Party other than the U.S. Borrower or any U.S. Guarantor.

“Specified Dispositions” means the Disposition of equipment and leases related to the Hazelwood Pilot Production Facility and the Salem Pilot Production Facility.

“Specified Liquidity Threshold” means the difference between (x) $225,000,000 minus (y) the Term Loan Reduction, if any.

“Term Loan Reduction” means a $40,000,000 prepayment of Term Loans pursuant to Section 2.05(c).

“U.S. Revolver Reduction” means a voluntary reduction by the U.S. Borrower of the U.S. Revolving Credit Commitments, to $0, effective as of the Amendment No. 2 Effective Date.

“Waiver Period” means the period commencing on the Amendment No. 2 Effective Date and ending on the date on which the Borrower demonstrates compliance with the Financial Covenants contained in Sections 7.11(a) and (b) for the Measurement Period ended September 30, 2014 or, at Holdings’ option, for the Measurement Period ended June 30, 2014 (as if such covenants were in effect and not suspended); provided that, for the avoidance of doubt, any determination of Consolidated EBITDA for purposes of determining such compliance shall be made in accordance with Section 1.08 as if the Waiver Period had terminated.

(h)                                 Article I is hereby amended by adding the following new Section 1.08:

“1.08    Effect of the Waiver Period.  Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that any calculation that is made hereunder in respect of any Financial Covenant, any basket or exception to any other covenant or otherwise (i) on any date of determination occurring during the Waiver Period shall give effect to the provisions of this Agreement as in effect during the Waiver Period (regardless of whether any portion of any Measurement Period relevant to such calculation shall occur outside of the Waiver Period) and (ii) on any date of determination occurring prior to the commencement or after the termination of the Waiver Period shall give effect to the provisions of this Agreement as in effect prior to the commencement or after the termination of the Waiver Period, as applicable (regardless of whether any portion of any Measurement Period relevant to such calculation shall occur within the Waiver Period).”

(i)                                     Section 2.01(b) is hereby amended by inserting at the end of the proviso to the first sentence thereof the following: “and (iv) during the Waiver Period, no Hong Kong Revolving Credit Loans shall be available (provided that Hong Kong L/C Credit Extensions, any Hong Kong Revolving Credit Borrowing that is deemed to be requested pursuant to Section 2.03(c)(i) to reimburse the L/C Issuer for any payment made under any Hong Kong Letter of Credit, or any Hong Kong L/C Borrowings shall not be affected by this clause (iv))”, ”

(j)                                    Section 2.05(b)(ii)(A) is amended as follows:

(i)                                     By replacing the phrase “in excess for any such Disposition or series of Dispositions of $5,000,000,”  with the phrase “in excess, for any such Disposition or series of Dispositions occurring prior to the commencement of or after the expiration of the Waiver Period, of $5,000,000,”;

(ii)                                  By inserting immediately after the phrase “in excess, for any such Disposition or series of Dispositions occurring prior to the commencement of or after the expiration of the Waiver Period, of $5,000,000,,” the phrase “or obtains any Net Cash Proceeds from any Involuntary Disposition, from casualty insurance or from condemnation awards,”;

(k)                                 Section 2.05(b)(ii)(B) is amended by inserting prior to the proviso the following language, “provided, however, that (i) during the Waiver Period the time periods which would otherwise be allowed under the preceding clauses (x) and (y) of this Section 2.05(b)(ii)(B) shall be reduced to 180 days and 270 days, respectively, after receipt of any such Net Cash Proceeds and (ii) during the Waiver Period in the case of Specified Dispositions, such reinvestment rights shall apply up to a maximum of 25% of the Net Cash Proceeds of such Specified Disposition;  provided further that if at any time the Borrower shall have replaced or repaired assets prior to receipt of Net Cash Proceeds of casualty insurance or condemnation awards, such insurance or condemnation proceeds shall be deemed reinvested to the extent of the cost of such replacement or repair and may be retained by the Borrower;”

(l)                                     Section 2.05(b)(iii) is amended as follows:

(i)                                     by inserting immediately after such parenthetical the following: “or Equity Interests (other than Equity Interests issued to a Loan Party or any Subsidiary thereof)”.

(m)                             Section 2.05(b)(iv) is amended as follows by inserting after the words “not otherwise included in clause (ii) or (iii) of this Section 2.05(b)” in the first sentence thereof, the following language, “(other than any such Extraordinary Receipt received during the Waiver Period)”

(n)                                 Section 2.05(b)(vi) is amended (i) by inserting after the language “ratably to the outstanding Hong Kong Revolving Credit Loans” the following:  “and, third, to Cash Collateralize any outstanding Hong Kong L/C Obligations”  and (ii) inserting after the language “remaining, if any, after the prepayment of all Hong Kong L/C Borrowings and Hong Kong Revolving Credit Loans” the phrase “and Cash Collateralization of all Hong Kong L/C Obligations”.

(o)                                 Section 2.05 is amended by adding a new clause (c) to read as follows:  “(c)  Term Loan Reduction.  On or before March 1, 2013, the U.S. Borrower shall prepay an aggregate principal amount of Term Loans equal to $40,000,000, which payment shall be applied to the remaining installments of the Term Loans in reverse order of maturity.”

(p)                                 Section 2.13(a) is amended by deleting the “.” at the end of the first sentence thereof and adding the following language in place thereof, “; provided further,

that at any time after the Waiver Period, and subject to the requirements set forth in the previous proviso and otherwise set forth in this Section 2.13(a), the Hong Kong Borrower may request additional increases in the Hong Kong Revolving Credit Commitments in an amount of up to $25,000,000”.

(q)                                 Article V is amended by inserting immediately after Section 5.23 thereto the following new Section 5.24:

“5.24                  Deposits.   The Loan Parties have full legal title over all of their respective customer deposits, and such deposits are not subject to escrow or other similar arrangements, and no party (other than, so long as no rights of exclusive control shall have been exercised by the Collateral Agent, the applicable Loan Party)  has any rights in the deposits that are superior to the Liens of the Collateral Agent for the benefit of the Lenders.

(r)                                    Section 6.01 is amended by (i) deleting the word “and” from the end of clause (c) thereof, (ii) replacing the period at the end of clause (d) thereof with “; and” and (iii) inserting the following additional clauses immediately after clause (d):

(e)                                  during the Waiver Period, as soon as available, but in any event within ten Business Days after the end of each calendar month (or, at any time that Liquidity is less than the Specified Liquidity Threshold, upon the request of the Administrative Agent, on the Friday after the end of each week (or, if any such Friday is not a Business Day, the next Business Day)), a certificate of a Responsible Officer of Holdings, (i) as to the cash balances held in each bank account of Holdings or any of its Subsidiaries, and (ii) as to the Liquidity, in each case as of the last day of such calendar month (or week, if applicable), with reasonably detailed calculations of Liquidity in form satisfactory to the Administrative Agent;

(f)                                   during the Waiver Period, as soon as available, but in any event within ten Business Days after the end of each calendar month (or, at any time that Liquidity is less than the Specified Liquidity Threshold, upon the request of the Administrative Agent, on the Friday after the end of each week (or, if any such Friday is not a Business Day, the next Business Day)), a forecast in form satisfactory to the Administrative Agent of cash flows for the 13 weeks immediately succeeding the end of such calendar month (or week, if applicable); and

(g)                                  during the Waiver Period, within ten Business Days after the end of each calendar quarter (or such later date as the Administrative Agent may reasonably agree) (or, at any time that Liquidity is less than the Specified Liquidity Threshold, upon the request of the Administrative Agent, within ten Business Days after the end of each month (or such later date as the Administrative Agent may reasonably agree)), host or participate in a call to which all Lenders are invited, to discuss the business, financial condition, results of operations and prospects of Holdings and its Subsidiaries.”

(s)                                   Section 6.10 is amended as follows:

(i)                                                 By inserting “(a)” prior to the beginning of the section

(ii)                                              By adding new clause (b) as follows:  “(b) Without limiting the rights of the Administrative Agent under this Agreement or otherwise, from and after any time during the Waiver Period that Liquidity falls below the Specified Liquidity Threshold (whether or not it has subsequently increased), permit a financial advisor retained by the Administrative Agent to exercise the rights set forth in Section 6.10(a), all at the expense of the Borrower (provided that the reimbursement of fees and expenses of any such financial advisor shall be limited to reasonable fees and expenses).”

(iii)                                           Section 6.12(d) is amended by adding the following sentence to the end of such section: “If the Permitted Reorganization is consummated in accordance with this Agreement, the Loan Parties and the Administrative Agent shall take all reasonably necessary actions to effect the Permitted Reorganization, and the other actions contemplated by this Section 6.12(d), in each case at the sole cost and expense of the Borrowers.”

(t)                                    Section 6.17 is amended as follows:

(i)                                                 By inserting “(a)” prior to the beginning of the section;

(ii)                                              By adding new clause (b) as follows:  “(b) Within 60 days of the Amendment No. 2 Effective Date, or such later date as the Administrative Agent may agree in its sole discretion, the Hong Kong Borrower shall cause each of its Subsidiaries which is not a Hong Kong Guarantor as of the Amendment No. 2 Effective Date to execute such documents and take such other steps (under all applicable law) necessary to become a Hong Kong Guarantor and to grant to the Collateral Agent for the benefit of the Hong Kong Secured Parties first priority Liens on all of its assets which are of a type that would constitute Collateral,  except to the extent that the Borrower and the Administrative Agent reasonably determine that it would be illegal or impracticable, or would give rise to material adverse tax consequences, for such Subsidiary to do so; and”

(iii)                               By adding a new clause (c) as follows:  “(c) Within 60 days of the Amendment No. 2 Effective Date, or such later date as the Administrative Agent may agree in its sole discretion, each Loan Party shall cause all of its deposit and securities accounts (other than deposit accounts in the United States operated solely as a payroll funding account or a withholding account) to be subject to perfected, first priority Liens in favor of the Collateral Agent for the benefit of the applicable Secured Parties.”

(iv)                              By adding a new clause (d) as follows: “(d) Within 30 days of the Amendment No. 2 Effective Date, or such later date as the Administrative Agent may agree in its sole discretion, the Borrowers shall cause the Intercompany Subordination Agreement to be amended as set forth on Exhibit J-1 hereto.”

(u)         A new Section 6.20 is inserted immediately after Section 6.19 to read as follows:

“Amendment No. 2. Pay to the Administrative Agent at or prior to 3:00 p.m. (New York City time) on March 15, 2013 (a) for the account of each Lender that executes and delivers a signed counterpart of Amendment No. 2 at or prior to 12 p.m. (New York City time) on March 15, 2013, a fee of 50 basis points calculated on the sum of such Lender’s Term Loans and Revolving Credit Commitment then in effect under this Agreement.”

(v)                                 Section 7.02(a) is amended by replacing clause (ii) thereof with the following: “(ii) in the case of such Indebtedness owed to a Subsidiary which is not a Loan Party or owed by a U.S. Loan Party to a Non-U.S. Hong Kong Loan Party, be governed by the Intercompany Subordination Agreement”.

(w)                               Section 7.02(f) is amended by inserting the following language at the beginning thereof, “The Convertible Notes and, after the termination of the Waiver Period,”

(x)                                 Section 7.03(c) is amended as follows:

(i)                                     By replacing clause (ii) thereof with the following: “(ii) (A) additional investments by Holdings, the U.S. Loan Parties and Subsidiaries that are not Loan Parties in U.S. Loan Parties,  (B) additional investments by Hong Kong Loan Parties and Subsidiaries that are not Loan Parties in Hong Kong Loan Parties or U.S. Loan Parties which (in the case of any such investments in the form of loans) are governed by the Intercompany Subordination Agreement and (C) investments by U.S. Loan Parties in Hong Kong Loan Parties in the form of loans evidenced by notes which notes are pledged to the Collateral Agent for the benefit of the Lenders”;

(ii)                                  by inserting the following language at the beginning of clause (iv) thereof: “after the termination of the Waiver Period,”.

(y)                                 Section 7.03(g) is amended by inserting the following language at the beginning thereof, “After the termination of the Waiver Period”

(z)                                  Section 7.03(h) is amended by inserting the following language at the beginning thereof, “After the termination of the Waiver Period,”

(aa)                          Section 7.03(j) is amended by inserting the following language at the end thereof, “provided that all such Investments made pursuant to this clause (j) during the Waiver Period shall not in the aggregate exceed $5,000,000;”

(bb)                          Section 7.03(m) is amended by deleting “and” and the end thereof

(cc)                            Section 7.03(n) is amended by deleting the “.” thereof and inserting “; and” in its place

(dd)                          Section 7.03 is amended by adding new clause (o) as follows “Investments made in which the sole consideration consists of common stock of Holdings, provided that cash may be issued in lieu of fractional shares.”

(ee)                            Section 7.05(d)(i) is amended and restated in its entirety to read as follows: “(A) any U.S. Loan Party to another U.S. Loan Party or (B) any Hong Kong Loan Party to a U.S. Loan Party or a Non-U.S. Hong Kong Loan Party”

(ff)                              Section 7.05(h) is amended by inserting the following language at the end thereof, “provided that all such Dispositions made pursuant to this clause (h) during the Waiver Period shall not in the aggregate exceed $20,000,000;”

(gg)                            Section 7.05 is amended by adding a new clause (m) to read as follows: “the consummation of the Specified Dispositions for fair market value and for 75% cash, provided that during the Waiver Period, up to 25% of the Net Cash Proceeds thereof may be reinvested as provided in Section 2.05(b)(ii)(B) and at least 75% of such Net Cash Proceeds must be applied to prepay the Loans in accordance with Section 2.05(b)(ii)(A).”

(hh)                          Section 7.06(d) is amended by inserting at the beginning thereof the phrase “Prior to the commencement or after the termination of the Waiver Period”

(ii)                                  Section 7.06(f) is amended by inserting the following language at the beginning thereof, “Prior to the commencement or after the termination of the Waiver Period”

(jj)                                Section 7.11(a) is amended by inserting immediately after the phrase “Measurement Period” the following: “(other than any Measurement Period ending on or after March 31, 2013 and on or before June 30, 2014)”.

(kk)                          Section 7.11(b) is amended by inserting immediately after the phrase “Measurement Period” the following: “(other than any Measurement Period ending on or after March 31, 2013 and on or before June 30, 2014)”.

(ll)                                  Section 7.11 is further amended as follows:

(i)                                                 By inserting at the end thereof the following new clause (c):

“(c) (i) Maintain, at all times during the Waiver Period, Liquidity equal to at least the greater of (A) the difference between (x) $200,000,000 minus (y) the aggregate principal amount of the Term Loans prepaid prior to such time (1) pursuant to the Term Loan Reduction (if any) or (2) with proceeds of Dispositions and (B) $150,000,000 and (ii) maintain, at all times during the Waiver Period a portion of the Liquidity required pursuant to clause (i) equal to at least 105% of the principal amount of the Term Loans outstanding at such time in accounts in the United States which otherwise meet the criteria set forth in the definition of “Liquidity.”

(ii)                                              By inserting at the end thereof the following new clause (d):

“(d) At all times during the Waiver Period, maintain as of the last day of each period set forth below Consolidated EBITDA equal to or greater than the amount set forth opposite such period:

Quarter ended March 31, 2013	-$25.0 million
2 consecutive Quarters ended June 30, 2013	-$25.0 million
3 consecutive Quarters ended September 30, 2013	-$25.0 million
Measurement Period ended December 31, 2013	$68.3 million
Measurement Period ended March 31, 2014	$80.7 million
Measurement Period ended June 30, 2014	$110.9 million

”

(mm)                  Section 7.14 is amended to add the words “(other than the prepayment of intercompany debt either (x) to the extent permitted pursuant to the Intercompany Subordination Agreement or (y) to the extent not subject to the terms of the Intercompany Subordination Agreement)” after the word “Obligations”.

(nn)                          A new Section 7.17 is added to read as follows: “Customer Contracts.  Alter its practices with respect to, or the terms of any of its, customer contracts in a manner that would cause Holdings or any Subsidiary not to have full legal title to all customer deposits thereunder or would subject any such deposits paid to it or owed to it to an escrow or similar arrangement or cause the customer or another party (other than Holdings or such Subsidiary) to have any rights in such deposits superior to the Lien of the Collateral Agent.”

(oo)                          Section 8.01(f) is amended by replacing “60” with “30” in both of the places in which such number appears therein.

(pp)  Schedule 1.01A to this Amendment is hereby appended as Schedule 1.01A to the Credit Agreement.

SECTION 2.                            Limited WaiverAt the request of the Borrowers, the Consenting Lenders hereby waive, until the date set forth in Section 6.17(c) of the Credit Agreement, as amended by this Amendment, any Default or Event of Default which has resulted from the failure to maintain Deposit Account Control Agreements and Securities Account Control Agreements as required pursuant to the Collateral Documents.  The waiver granted pursuant to this Section 2 shall be limited precisely as written.

SECTION 3.                            Conditions of EffectivenessThis Amendment shall become effective as of the date first above written (the “Amendment No. 2 Effective Date”) when, and only when, on or before February 27, 2013:

(a)         the Agent shall have received counterparts of this Amendment executed by Holdings, each Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and the consent attached hereto executed by each Grantor;

(b)         the Agent shall have received a certificate of a Responsible Officer of the U.S. Borrower stating that (i) no event has occurred and is continuing that constitutes a Default or Event of Default and (ii) the representations and warranties contained in Section 3 and in Article V of the Credit Agreement are correct in all material respects on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate, in which case, as of such other date

(c)          the Agent shall have received such certificates of resolutions or other action and such documents and certifications as the Agent may reasonably require to evidence that each Loan Party has duly authorized the execution and delivery of this Amendment;

(d)         the Agent shall have received an updated Perfection Certificate;

(e)          The U.S. Revolver Reduction and the Hong Kong Revolver Reduction shall have occurred by virtue of notice delivered by the relevant Borrower to the Administrative Agent pursuant to the terms of the Credit Agreement;

(f)           All fees due pursuant to any agreement with the Administrative Agent or any of its Affiliates and all reasonable and documented out-of-pocket expenses of the Administrative Agent or any of its Affiliates (including the reasonable fees and expenses of counsel to the Administrative Agent) in connection with this Amendment shall have been paid and the Agent shall have received for the benefit of each Consenting Lender that has executed and delivered this Amendment before 5:00 PM on Wednesday, February 27, 2013 a fee equal to 0.50% of the aggregate Commitments and Loans (after giving effect to the Facilities Reduction) of such Consenting Lender.

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein.  This Amendment is subject to the provisions of Section 11.03 of the Credit Agreement.

SECTION 4.                            Representations and Warranties of the Borrower  Each of Holdings and each Borrower represents and warrants as follows:

(a)                                                               The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted under the Credit Agreement) under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law, except with respect to any breach or contravention or payment or creation of Liens referred to in clause (ii) or any violation of applicable Law referred to in clause (iii), to the extent that such conflict, breach, contravention, payment, creation of Lien or violation could not reasonably be expected to have a Material Adverse Effect.

(b)                                                               No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (ii) filings with the SEC, including a Current Report on Form 8-K, and (iii) those other approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(c)                                                                This Amendment has been duly executed and delivered by each Loan Party that is party hereto.  This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity.

SECTION 5.                            Reference to and Effect on the Loan Documents(a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)         The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c)          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents

SECTION 6.                            Costs, Expenses  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

SECTION 7.                            Execution in CounterpartsThis Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.                            Governing LawThis Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GT ADVANCED TECHNOLOGIES INC., as Holdings

By	/s/Hoil Kim
	Name:	Hoil Kim
	Title:	Vice President, General Counsel and Secretary

GTAT CORPORATION, as U.S. Borrower

By	/s/Hoil Kim
	Name:	Hoil Kim
	Title:	Vice President, General Counsel and Secretary

GT ADVANCED TECHNOLOGIES LIMITED, as Hong Kong Borrower

By	/s/Hoil Kim
	Name:	Hoil Kim
	Title:	Director

BANK OF AMERICA, N.A.,
as Agent and as Lender

By	/s/Jeannette Lu
	Name:	Jeannette Lu
	Title:	Vice President

[Amendment No. 2 Signature Page]

RAYMOND JAMES BANK, N.A.,
as a Lender

By	/s/Scott G. Axelrod
	Name:	Scott G. Axelrod
	Title:	Vice President

[Amendment No. 2 Signature Page]

CREDIT SUISSE AG
CAYMAN ISLANDS BRANCH,
as a Lender

By	/s/Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Vice President

By	/s/Alex Verdone
	Name:	Alex Verdone
	Title:	Associate

[Amendment No. 2 Signature Page]

RBS Citizens, as a Lender

By	/s/Timothy J. Whitaker
	Name:	Timothy J. Whitaker
	Title:	Senior Vice President

[Amendment No. 2 Signature Page]

Morgan Stanley Senior Funding Inc.,
as a Lender

By	/s/Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Vice President

[Amendment No. 2 Signature Page]

CONSENT

Dated as of February     , 2013

The undersigned, as Grantors and Guarantors under the U.S. Security Agreement dated January 31, 2012 or the Hong Kong Security Agreement dated January 31, 2012 (collectively, the “Security Agreements”) and as Guarantor under U.S. Guaranty dated January 31, 2012 or the Hong Kong Guaranty dated January 31, 2012 (collectively, the “Guaranties”) in favor of the Agent for its benefit and the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, each Guaranty to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Security Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of the applicable Secured Obligations (in each case, as defined therein).

GT ADVANCED TECHNOLOGIES INC.

By:	/s/Hoil Kim
Name:	Hoil Kim
Title:	Vice President, General Counsel & Secretary

GTAT CORPORATION

By:	/s/ Hoil Kim
Name:	Hoil Kim
Title:	Vice President, General Counsel & Secretary

GT CRYSTAL SYSTEMS, LLC

By:	/s/Hoil Kim
Name:	Hoil Kim
Title:	Vice President, General Counsel & Secretary

[Amendment No. 2 Consent]

GT EQUIPMENT HOLDINGS, INC.

By:	/s/Hoil Kim
Name:	Hoil Kim
Title:	Vice President & Secretary

LINDBERGH ACQUISITION CORP

By:	/s/Hoil Kim
Name:	Hoil Kim
Title:	Vice President & Secretary

GT ADVANCED CZ LLC

By:	/s/Hoil Kim
Name:	Hoil Kim
Title:	Vice President, General Counsel & Secretary

GT ADVANCED TECHNOLOGIES LIMITED

By:	/s/Hoil Kim
Name:	Hoil Kim
Title:	Director

[Amendment No. 2 Consent]